As  filed with the Securities and Exchange Commission on December
22, 2000.

                                 Registration No. _______________



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                      ____________________

                       DMI FURNITURE, INC.
       (Exact name of Company as specified in its charter)

Delaware                                    41-0678467
(State or other                             (I.R.S. Employee
jurisdiction of                             Identification No.)
incorporation or
organization)
                        One Oxmoor Place
                        101 Bullitt Lane
                   Louisville, Kentucky 40222
            (Address of principal executive offices)
                      _____________________

   DMI Furniture, Inc. 1998 Stock Option Plan for Independent
                            Directors
                     (Full title of the plan)
                      _____________________

Joseph G. Hill                           Copy to:
Executive Vice President,
Operations and Secretary                 Alan K. MacDonald
DMI Furniture, Inc.                      Frost Brown Todd LLC
One Oxmoor Place                         400 W. Market Street
101 Bullitt Lane                         32nd Floor
Louisville, Kentucky 40222               Louisville, Kentucky 40202-3363
(502) 426-4351                           (502)589-5400


(Name, address and telephone number,
including area code, of
agent for service)
                     _______________________

 CALCULATION OF REGISTRATION FEE

    Title of       Amount to     Proposed     Proposed      Amount
   securities          be        maximum       maximum        of
to be registered   Registered    offering     aggregate   registration
                                price per     offering       fee
                                  share         price
  Common Stock,     100,000     $2.00 (2)    $200,000.00    $264.00
 no par value       Shares (1)

(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of determining the registration fee, based on the average bid and asked prices on December 20, 2000 as reported by the Nasdaq SmallCap Market, pursuant to Rule 457.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

      The following documents have been incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 2, 2000;

          (b) The Registrant's Current Report on Form 8-K filed on September 6, 2000; and

          (c) The description of the Registrant's common stock, no par value, contained in Amendment No. 2 dated May
          28, 1993 to Form 8-B dated November 24, 1969, registering the Registrant's common stock under the Exchange Act.

      All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

       Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") authorizes corporations to limit or eliminate the
personal liability of  directors  to  corporations  and   their
stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Corporation's Certificate of Incorporation limits the liability of the directors to the Corporation to its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Section 102(b)(7). Specifically, a director of the Corporation will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:
(i) for any breach of the director's duty of loyalty to the Corporation to its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

       Under Section 145 of the DGCL, the Corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his being a director or officer of the Corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Corporation's Bylaws provide that the Corporation shall indemnify each person who may be indemnified pursuant to Section 145, as amended from time to time (or any successor provision thereto), to the fullest extent permitted by Section 145.

       The Corporation has also entered into Indemnity Agreements with its officers and directors which establish contractual rights for the officers and directors to be indemnified by the Corporation to the fullest extent permitted by law.

Item 8.   Exhibits.

       Exhibit No.       Description of Exhibit

       4.1...............DMI  Furniture,  Inc.  1998  Stock
                         Option  Plan  for Independent  Directors
                         Inc. by reference to Exhibit 10(B) to Form 10-Q for the fiscal quarter ended November 30, 1999

       4.2...............Restated Certificate of Incorporation

       4.3...............Amended  and Restated  Bylaws  are
                         incorporated by reference to Exhibit 3
                         to Form 8-K dated September 6, 2000

       5.................Opinion of Frost Brown Todd LLC

       23.1..............Consent of Arthur Andersen LLP

       23.2..............Consent  of Frost Brown  Todd  LLC
                         (contained in their opinion filed as Exhibit 5)

       24................Powers of Attorney (included on the
                         signature   page  of  this  Registration
                         Statement)

Item 9.   Undertakings.

      A.  The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii.    To reflect in the prospectus  any
                       facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                iii.   To include any material information   with
                       respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                       Provided, however, that paragraphs A(1)(i) and
                       A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
                       that are incorporated by reference in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.    To remove from registration by means of a
                post-effective  amendment  any  of  the   securities
                being registered which remain unsold at the termination of the offering.

      B.  The undersigned Registrant hereby undertakes that,
          for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
          Registrant pursuant to the DGCL, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 15th day of December, 2000.



                                   By:  /s/ Donald D. Dreher
                                        Donald D. Dreher
                                        Chairman, President &
                                        Chief Executive
                                        Officer


                        POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Donald D. Dreher and Joseph G. Hill, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                       Title                  Date


/s/ Donald D. Dreher     President, Chief Executive      December 15, 2000
Donald D. Dreher            Officer and Director



/s/ Joseph G. Hill        Executive Vice President,      December 15, 2000
Joseph G. Hill          Operations, Secretary and
                                 Director



                         Vice President, Finance,        December 15, 2000
/s/ Phillip J. Keller    Chief Financial Officer and
Phillip J. Keller           Treasurer (Principal
                        Financial and Accounting
                              Officer)


/s/ Thomas M. Levine           Director                  December 15, 2000
Thomas M. Levine


/s/ David M. Martin            Director                  December 15, 2000
David M. Martin


/s/ W. Howard Armistead        Director                  December 15, 2000
W. Howard Armistead


/s/ Joseph L. Ponce           Director                   December 15, 2000
Joseph L. Ponce



                          EXHIBIT INDEX



Exhibit Number                     Description of Exhibit

     4.1.................DMI  Furniture,  Inc.  1998  Stock
                         Option  Plan  for Independent  Directors
                         Inc. by reference to Exhibit 10(B) to Form 10-Q for the fiscal quarter ended November 30, 1999

     4.2.................Restated Certificate of Incorporation

     4.3.................Amended  and Restated  Bylaws  are
                         incorporated by reference to  Exhibit  3
                         to Form 8-K dated September 6, 2000

     5...................Opinion of Frost Brown Todd LLC

     23.1................Consent of Arthur Andersen LLP

     23.2................Consent  of Frost Brown  Todd  LLC
                         (contained in their opinion filed as Exhibit 5)

     24..................Powers of Attorney (included on the
                         signature   page  of  this  Registration
                         Statement)